As filed with the Securities and Exchange Commission on February 25, 2000

                                                         Registration No. 33-
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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               CELADON GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                     13-3361050
(State or other jurisdiction of
 incorporation or organization)             (I.R.S. Employer Identification No.)

                                One Celadon Drive
                        Indianapolis, Indiana 46236-4207
                                 (317) 972-7000
               (Address of principal executive offices) (Zip code)

               ---------------------------------------------------

                   CELADON GROUP, INC. 1994 STOCK OPTION PLAN

               ---------------------------------------------------

 Corporation Service Corp.                              Copies to:
     1013 Centre Road                             Arnold S. Jacobs, Esq.
Wilmington, Delaware 19805                          Proskauer Rose LLP
     (302) 636-5454                                    1585 Broadway
(Name, address, including zip code,            New York, New York 10036-8299
and telephone number, including                      (212) 969-3000
area code, of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE


                                           Proposed maximum     Proposed maximum       Amount of
Title of securities      Amount to be       offering price     aggregate offering     registration
to be registered         registered(1)        per share               price                fee
---------------------- ------------------ ------------------  --------------------  ---------------
Common Stock, par
value $.033 per share    150,000 shares         $10.000(2)         $1,500,000           $396.00
---------------------------------------------------------------------------------------------------
TOTAL                                                                                   $396.00
---------------------------------------------------------------------------------------------------

(1)      Represents  the  maximum  number of shares of common  stock,  par value
         $.033 per share ("Common Stock"), issuable upon exercise of options which may be or have been granted under the 1994 Stock Option Plan.
         Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments in the number of shares issuable under the Plans pursuant to the antidilution provisions thereof.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock on February 15, 2000 as reported on the NASDAQ National Market.




                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by Celadon Group,  Inc. a Delaware  corporation (the "Company" or the
"Registrant"), are incorporated herein by reference:

                  (1)   The description of the Company's Common Stock, par value
$.033 per share, contained in the Company's Registration Statement filed on Form
8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (2)   The Company's  Current  Report on Form 8-K, dated August
25, 1999, as amended October 25, 1999, filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

                  (3)   The  Company's   Annual  Report  on  Form  10-K,   dated
September 28, 1999,  filed  pursuant to Sections 13 and 15(d) of the  Securities
Exchange Act of 1934;

                  (4)   The  Company's  Quarterly  Report  on Form  10-Q,  dated
November 15,  1999,  filed  pursuant to Sections 13 and 15(d) of the  Securities
Exchange Act of 1934.

                  (5)   The  Company's  Quarterly  Report  on Form  10-Q,  dated
February 14,  2000,  filed  pursuant to Sections 13 and 15(d) of the  Securities
Exchange Act of 1934.

         All  documents  subsequently  filed by the Company  pursuant to Section
13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article TENTH of the Company's Certificate of Incorporation provides that the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. Notwithstanding the foregoing, the indemnification provided for in this Article Tenth shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         In  addition   Article   ELEVENTH  of  the  Company's   Certificate  of
Incorporation  provides  that no director of the Company shall not be personally liable for any breach of fiduciary duty.  Article  ELEVENTH does not eliminate a director's  liability  (i) for breach of the  director's  duty of loyalty to the
Company or its stockholders, (ii) for acts of or

                                      II-2




omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses
(including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section  102(b)(7)  of the  General  Corporation  Law of the  State  of
Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Pursuant to Section 145 of the General  Corporation Law of the State of
Delaware, the Company maintains directors' and officers' liability insurance coverage.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         5.1      Opinion of Proskauer Rose LLP

         23.1     Consent of Ernst & Young, LLP

         23.2     Consent of Proskauer Rose LLP (included in Exhibit 5.1)

         24.1     Power of Attorney (see signature page)

         ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)        To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii)       To reflect  in the  prospectus  any  facts or
                  events  arising after the effective  date of the  registration
                  statement  (or  the  most  recent   post-effective   amendment
                  thereof) which, individually or


                                      II-3




                  in  the  aggregate,  represent  a  fundamental  change  in the
                  information   set   forth  in  the   registration   statement.
                  Notwithstanding the foregoing, any increase or decrease in the volume of  securities  offered (if the total  dollar  value of securities offered would not exceed that which was registered)
                  and any  deviation  from the low or high end of the  estimated maximum  offering  range  may  be  reflected  in the  form  of prospectus  filed with the Commission  pursuant to Rule 424(b)
                  if,  in  the  aggregate,  the  changes  in  volume  and  price represent  no  more  than 20  percent  change  in the  maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                           (iii)  To  include  any  material   information  with
                  respect to the plan of distribution  not previously  disclosed in the  registration  statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)   If the registrant is a foreign private issuer, to file a
post-effective  amendment to the registration statement to include any financial statements  required  by Rule 3-19 of this  chapter at the start of any  delayed
offering  or  throughout  a  continuous   offering.   Financial  statements  and
information  otherwise  required  by  Section  10(a)(3)  of the Act  need not be furnished,  provided that the registrant includes in the prospectus, by means of a  post-effective  amendment,  financial  statements  required  pursuant to this paragraph  (a)(4)  and other  information  necessary  to  ensure  that all other information  in the  prospectus  is at  least  as  current  as the date of those
financial   statements.   Notwithstanding   the   foregoing,   with  respect  to
registration  statements  on Form F-3, a  post-effective  amendment  need not be filed to  include  financial  statements  and  information  required  by Section
10(a)(3) of the Act or Rule 3-19 of this  chapter if such  financial  statements and information are contained in periodic reports filed with or furnished to the
Commission  by the  registrant  pursuant  to Section 13 or Section  15(d) of the
Securities  Exchange Act of 1934 that are  incorporated by reference in the Form
F-3.

         (b)      The  undersigned   registrant   hereby  undertakes  that,  for
purposes of determining  any liability  under the  Securities Act of 1933,  each filing of the  registrant's  annual report  pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934) (and where applicable, each filing of an employee  benefit  plan's annual  report  pursuant to Section 15(d) of the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, theregistrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-4




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25,
2000.

                               CELADON GROUP, INC.

                               By: /s/ Stephen Russell
                                  ---------------------------
                                  Stephen Russell
                                  Chairman of the Board,
                                  Chief Executive Officer
                                  and President

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below  constitutes and appoints  Stephen Russell and Robert Goldberg and each of them,  his true and  lawful  attorney-in-fact  and  agent,  with  full  power of substitution and  resubstitution,  to act, without the other, for him and in his name,  place,  and  stead,  in any and all  capacities,  to sign a  Registration
Statement on Form S-8 of Celadon  Group,  Inc.  (the  "Company")  and any or all
amendments  (including  post-effective  amendments)  thereto,  relating  to  the registration,  under the Securities Act of 1933, as amended, of shares of Common
Stock of the Company to be issued  pursuant to the  Company's  1994 Stock Option
Plan, with all exhibits  thereto,  and other documents in connection  therewith,
with   the   Securities   and   Exchange   Commission,    granting   unto   said
attorneys-in-fact and agents full power and authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done  in and  about  the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said  attorneys-in-fact  and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   SIGNATURES                           TITLE                                                          DATE
   /s/ Stephen Russell                  Chairman of the Board                                     February  25, 2000
------------------------------
Stephen Russell                         Chief Executive Officer,
                                        President
                                        (principal executive
                                        officer)

   /s/ Robert Goldberg                  Chief Operating Officer                                   February 25 , 2000
-----------------------------
Robert Goldberg                         Executive Vice President


   /s/ Paul A. Will                     Executive Vice President, Chief                           February 25, 2000
------------------------------
Paul A. Will                            Chief Financial Officer and Secretary
                                        (principal accounting officer).

   /s/ Paul L. Biddelman                Director                                                  February 25, 2000
------------------------------
Paul L. Biddelman

   /s/ Michael Miller                   Director                                                  February 25, 2000
------------------------------
Michael Miller

   /s/ Kilin To                         Director                                                  February 25, 2000
------------------------------
Kilin To


                                  EXHIBIT INDEX


  EXHIBIT                                DESCRIPTION OF EXHIBIT                          PAGE NO.


  5.1                           Opinion of Proskauer Rose LLP


  23.1                          Consent of Ernst & Young, LLP


  23.2                          Consent of Proskauer Rose LLP
                                          (included in Exhibit 5.1)


  24.1                          Power of Attorney (included in
                                          page II-5 hereof)

                                                                    EXHIBIT 5.1

February 25, 2000



Celadon Group, Inc.
9503 E. 33rd Street
Indianapolis, Indiana 46235

Dear Sirs:

          We are acting as counsel to Celadon Group, Inc. a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 relating to 150,000 shares (the "Shares") of Common Stock, par value $.033 per share, of the Company. The Shares may be issued by the Company pursuant to the Company's 1994 Stock Option Plan (the "Plan").

          We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigation of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

          Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Proskauer Rose LLP

                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan of Celadon Group, Inc. of our report dated August 27, 1999, with respect to the consolidated financial statements and schedule of Celadon Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Indianapolis, Indiana
February 21, 2000